Exhibit 21-A

Name of Subsidiary	State or Country of Incorporation
A.V.C Nederland B.V.*	Netherlands
Activate IT, Inc.**	US (Illinois)
AKL Telecommunications GmbH	Austria
Azlan European Finance Limited	UK (non trading)
Azlan GmbH	Germany (dormant)
Azlan Group Limited	UK (non trading)
Azlan Limited	UK
Azlan Logistics Limited	UK
Azlan Overseas Holdings Ltd.	UK (non trading)
Azlan Scandinavia AB	Sweden
Battrex B.V.	Netherlands
Brightstar Acquisition Limited*	UK (non trading)
Brightstar Cooperatief W.A.*	Netherlands
Brightstar Europe Limited*	UK
Computer 2000 Distribution Ltd.	UK
Computer 2000 Publishing AB	Sweden (dormant)
Datatechnology Datech Ltd.	UK (non trading)
Datech 2000 Ltd.	UK (non trading)
Expander Express AB	Sweden (dormant)
Expander Informatic AB	Sweden (dormant)
Expander Technical AB	Sweden (dormant)
Frontline Distribution Ltd.	UK (non trading)
Frontline Distribution (Ireland) Ltd.	Ireland (non trading)
Hakro-Ooseterberg-Nijkerk B.V.	Netherlands
Horizon Technical Services (UK) Limited	UK (non trading)
Horizon Technical Services AB	Sweden (dormant)
Hotlamps Limited	UK (non trading)
M.C.C. Belgium BVBA*	Belgium
Managed Training Services Limited	UK (non trading)
Maneboard Ltd	UK (non trading)
Maverick Presentation Products Limited	UK (non trading)
MCC Spain SL*	Spain (non trading)
Mobile Communication Company (MCC) B.V.*	Netherlands
ProDesk N.V	Belgium
Quadrangle Technical Services Limited	UK (non trading)
Screen Expert Limited UK	UK (non trading)
TD Brasil, Ltda	Brazil
TD Facilities, Ltd. (Partnership)	Texas
TD Fulfillment Services, LLC	Florida
TD Tech Data AB	Sweden
TD Tech Data Portugal Lda	Portugal
TD United Kingdom Acquisition Limited	UK
Tech Data (Netherlands) B.V.	Netherlands
Tech Data (Schweiz) GmbH	Switzerland
Tech Data bvba/sprl	Belgium
Tech Data Canada Corporation	Canada – Nova Scotia
Tech Data Chile S.A.	Chile
Tech Data Colombia S.A.S.	Colombia
Tech Data Corporation (“TDC”)	Florida
Tech Data Denmark ApS	Denmark
Tech Data Deutschland GmbH	Germany (non trading)
Tech Data Distribution s.r.o.	Czech Republic
Tech Data Education, Inc.	Florida

Name of Subsidiary	State or Country of Incorporation
Tech Data Espana S.L.U.	Spain
Tech Data Europe GmbH	Germany
Tech Data Europe Services and Operations, S.L.	Spain
Tech Data European Management GmbH	Germany
Tech Data Finance Partner, Inc.	Florida
Tech Data Finance SPV, Inc.	Delaware
Tech Data Financing Corporation	Cayman Islands
Tech Data Finland OY	Finland
Tech Data Florida Services, Inc.	Florida
Tech Data France Holding Sarl	France
Tech Data France SAS	France
Tech Data GmbH & Co OHG	Germany
Tech Data Information Technology GmbH	Germany (non trading)
Tech Data Global Finance LP	Cayman Islands
Tech Data International Sárl	Switzerland
Tech Data Italia s.r.l.	Italy
Tech Data Latin America, Inc.	Florida
Tech Data Ltd	UK (non trading)
Tech Data Luxembourg Sárl	Luxembourg
Tech Data Management GmbH	Austria
Tech Data Marne SNC	France
Tech Data Mexico S. de R. L. de C. V.	Mexico
Tech Data Midrange GmbH	Germany (non trading)
Tech Data Nederland B.V.	Netherlands
Tech Data Norge AS	Norway
Tech Data Operations Center, SA	Costa Rica
Tech Data Österreich GmbH	Austria
Tech Data Peru S.A.C.	Peru
Tech Data Polska Sp.z.o.o.	Poland
Tech Data Product Management, Inc.	Florida
Tech Data Resources, LLC	Delaware
Tech Data Service GmbH	Austria
Tech Data Servicios, S. de R.L. de C.V.	Mexico
Tech Data Strategy GmbH	Germany
Tech Data Tennessee, Inc.	Florida
Tech Data Uruguay S.A.	Uruguay
Triade Holding B.V.	Netherlands
Triade Rosenmeier Electronics AS	Norway (non trading)

*	Entities are part of the Brightstar Europe Limited legal structure, the Company’s consolidated joint venture with Brightstar Corporation, which the Company owns 50%.

**	Joint Venture entity

All subsidiaries are directly or indirectly owned at least 99% by Tech Data Corporation with the exception of the Joint Venture entities which are owned 50% by Tech Data Corporation (indirectly) and 50% by Brightstar Corp. (indirectly).